UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 8, 2011	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
 (Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1135 Terminal Way, Suite 207B Reno, NV 89502 USA
(Address of Principal Executive Offices) (Zip Code)

775-322-4448

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On June 16, 2011, Infrastructure Materials Corp. (the “Company”) announced that its wholly-owned subsidiary Silver Reserve Corp. (“SRC”) signed a non-binding letter of intent (the “LOI”) with MGold Resources Inc. (“MGold”), effective as of June 8, 2011. The LOI contemplates that MGold will acquire a 50% interest in each of SRC’s Silver Queen Claim Group (the “Silver Queen Property”) and Klondyke Claim Group (the “Klondyke Property”).

The LOI contemplates that MGold will incur exploration expenditures totaling $4,000,000 with regards to the Silver Queen Property and $2,000,000 in exploration expenditures with regards to the Klondyke Property (together, the “Exploration Expenditures”). Further, MGold will make total cash payments to SRC of $2,000,000 for the Silver Queen Property and total cash payments to SRC of $265,000 for the Klondyke Property (together, the “Cash Payments”). The Exploration Expenditures are to be made over a period of 30 months, and the Cash Payments are to be made over a period of 27 months.

The foregoing transactions are subject to a number of conditions, including the prior approval by the TSX Venture Exchange, the completion by MGold of a minimum financing of $1,000,000 before September 1, 2011, and the negotiation of a definitive agreement between SRC and MGold.

Item 9.01            Financial Statements and Exhibits

(a)         Financial Statements of Business Acquired.

Not applicable.

(b)         Pro Forma Financial Information.

Not applicable.

(c)         Shell Company Transaction.

Not applicable.

(d)         Exhibits.

99.1           Press Release dated June 16, 2011 entitled “Company to Sell Interests in Silver Projects”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASTRUCTURE MATERIALS CORP.

June 17, 2011		/s/ Anne Macko
	Name:	Anne Macko
	Title:	Secretary